ANNEX
                     TO THE AGREEMENT ON TRANSFER OF SHARES
                                  AS COLLATERAL

                           (DATED APRIL THE 2ND, 2001)

           entered into on July 3, 2001 by and between:

1. International Fast Food Corporation, 1000 Lincoln Road, Suite 200, Miami Beach, Florida 33139, USA, hereinafter referred to as IFFC,

           and

2. Mitchell Rubinson domiciled in Miami Beach, Florida, USA 40 Star Island, hereinafter referred to as Mitchell Rubinson,

           The Parties hereby amend the "Agreement on transfer of shares as collateral" and resolve that it shall have the following wording:

                      "AGREEMENT ON TRANSFER OF SHARES AND
                            DEBT CLAIM AS COLLATERAL"

           Agreement on transfer of shares and debt claim is concluded in order to secure payment and performance of obligations of IFFC resulting under the loan granted by Mitchell Rubinson to IFFC, the existence of which is evidenced by "Demand promissory note" as of April the 2nd, 2001 and secured by certain Stock Pledge Agreement (as defined in ss.2) and under the loan as of July 2, 2001, the existence of which is evidenced by "Demand promissory note" as of July 2, 2001. The said agreements and "Demand promissory note" are hereinafter referred to as "Loan Agreements". Copies of Demand promissory notes constitute enclosures 1 and 2 to the present agreement.

           All references to "loan", "interest", "main sum" made in the present Agreement shall be referred to Loan Agreements.

           Whenever a reference to "Debt Claim" is made in the present agreement, it shall mean all debt claims, to which IFFC is entitled against American Restaurant Sp. z.o.o. with its seat in Wroclaw under the Share Transfer Agreement concluded as of November 7th, 2000 between IFFC, American Restaurant Sp. z.o.o. and International Fast Food Polska Sp. z.o.o. with the seat in Warsaw, amended by the Annex as of December 13th, 2000 and, in particular under ss.3(2)(c) and ss.3(2)(d) of the aforementioned Agreement.

           Whenever a reference to "performance by American Restaurant Sp. z.o.o." is made in the present agreement, it shall mean performance by the aforementioned company aiming at satisfaction of the Debt Claim.


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                               TRANSFER OF SHARES


                                      SS.1

           IFFC represents and guarantees that it owns 125,086 shares of nominal value of 148,49 PLN each, of the total value of 18,574,020,14 PLN in a company named Pizza King Polska SP. z.o.o. ("PKP").


                                      SS.2

           IFFC represents and warrants that the share capital of PKP is fully paid and that the shares are free and clear of any claims and encumbrances except for the pledge established for the benefit of Mitchell Rubinson on 2nd April, 2001 ("Stock Pledge Agreement"). Copy of Stock Pledge Agreement constitutes composite enclosure No. 3 to this Agreement.


                                      SS.3

           IFFC hereby unconditionally transfers the ownership title to the shares referred to in ss.1 ("Existing Shares") and to the shares, which will be created as a result of the registration of the increase of share capital of PKP pursuant to the resolution of the Shareholders Assembly as of June 15, 2001 in the entrepreneurs' register - under the condition that they come into existence ("Shares under creation") to Mitchell Rubinson in order to secure the payment and the fulfillment of obligations under the Loan Agreements. The resolution of 15th June, 2001 constitutes enclosure No. 4 hereto. Existing Shares and Shares under creation shall be hereinafter jointly referred to as the "Shares".


                                      SS.4

           Mitchell Rubinson shall transfer back to IFFC the ownership title to the Shares under a separate agreement not later than 30 days after IFFC fulfills all its obligations under the Loan Agreements.


                                      SS.5

           IFFC hereby agrees to notify in writing the Management Board of PKP of the transfer of the title to the Existing Shares and Shares under creation so that the notification obligations under article 187 of the Polish Code of Commercial Companies are fulfilled.


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                                      SS.6

           1. Mitchell Rubinson, as the sole shareholder of PKP, shall, without undue delay after execution of this agreement, grant power of attorney to IFFC, on the basis of which IFFC will be authorized to exercise freely and independently all corporate and property rights connected with Shares, with reservation that the following activities do not fall within the scope of such power of attorney and they either require a separate power of attorney or may be exercised by Mitchell Rubinson directly:

           - adoption of the resolution on the change of the amount of the share capital of PKP and redemption of shares,

           - adoption of the resolution on consent granted to representatives of PKP to dispose of a right or to incur an obligation, the value of which exceeds the equivalent of PLN of 20.000 USD or sale of the enterprise of the company,

           - adoption of the resolution on he change of the Articles of Incorporation of PKP,

           - adoption of the resolution on liquidation, merger or transformation of PKP,

           - adoption of any resolutions on insolvency of PKP or arrangement proceedings with creditors regarding PKP.

           2.        IFFC shall have right to profit connected with Shares.


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                             TRANSFER OF DEBT CLAIM


                                      SS.7

           On the basis of art. 509 of the Civil Code, IFFC does hereby transfer the Debt Claim to Mitchell Rubinson and Mitchell Rubinson acquires the Debt Claim.


                                      SS.8

           Mitchell Rubinson shall transfer the Debt Claim back to IFFC under a separate agreement not later than 30 days after IFFC fulfills all its obligations under Loan Agreement.


                                      SS.9

           IFFC consents to ratify American Restaurant Sp. z.o.o. forthwith of any assignment of Debt Claim.


                                      SS.10

           1. With the reservation of section 2 and ss.ss.11 and 13, Mitchell Rubinson shall not take any actions aiming at pursuit of Debt Claim. It does not refer to the situation when pursuing Debt Claim is necessary to avoid limitation of claims resulting thereunder by lapse of time.

           2. Mitchell Rubinson is obliged to take any actions aiming at preserving the Debt Claim.



                        SATISFACTION OF CLAIMS RESULTING
                              FROM LOAN AGREEMENTS


                                      SS.11

           1. Should IFFC be in delay with performance under any Loan Agreement (the "Delay"), Mitchell Rubinson shall be authorized to, at his sole option, to sell all or a part of shares and/or to pursue the Debt Claim. In such an event the provisions of ss.6 sections 1 and 2 shall cease to be in force and the powers of attorney granted to IFFC b Mitchell Rubinson shall expire.

           2. Means obtained by Mitchell Rubinson according to the previous section (the "Means"), shall be counted, as the first priority, towards payment of all outstanding interest and next towards the payment of the main loan sum. If the Means are obtained in a situation, when repayment of a several loans is due, then the Means shall be counted towards the loan which became due first. The Means may be also counted towards all costs and expenses related to the sale of Shares and collection of claims from American Restaurant Sp. z.o.o. incurred by Mitchell Rubinson.

           3. If upon satisfaction of all due and payable claims under the Loan Agreements a surplus of the means remains, it shall, within 14 days, be delivered to IFFC (the "Surplus").

           4. If within the 14 days period, referred to in the previous section, the repayment of any loan (main sum or interest) becomes due, the Surplus may be counted towards repayment of such loan. It does not affect the fourteen days period running.


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                                      SS.12

           Mitchell Rubinson shall immediately, in writing, notify IFFC of sale of Shares or of the performance by American Restaurant Sp. z.o.o. under the Debt Claim. The notification shall specify the amounts obtained and the debt, which they shall have been towards.


                                      SS.13

           1. If prior to the repayment of all loans (main performance or interest) the performance by American Restaurant Sp. z.o.o. has become due and IFFC is not in Delay and American Restaurant Sp. z.o.o. offers its performance, Mitchell Rubinson shall accept such performance and the amount so obtained shall be counted towards the repayment of the loan indicated by him, even if such loan is not yet due and payable. The same shall apply to a situation when Mitchell Rubinson shall demand the performance under ss.10 in order to avoid the limitation of claims by lapse of time.


                                      SS.14

           Mitchell Rubinson does hereby declare that in case of sale of Shares, he shall act with diligence in order to ensure such sale for the best price possible.



                                  MISCELLANEOUS


                                      SS.15

           This Agreement is executed in four copies in Polish and English language, in two copies for each language version. In case of discrepancies, the Polish version shall prevail.


                                      SS.16

           Any disputes under this Agreement, which are not settled amicably shall be settled by the Court of Arbitration at the Polish Chamber of Commerce in accordance with the Rules of that Court.


                                      SS.17
           This Agreement shall be subject to Polish law.

                                      * * *



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           If "Agreement on transfer of shares as collateral" proves to be ineffective for any reason whatsoever, this Annex, from the date of its execution, shall be effective as the independent agreement of the contents presented above in ss.ss.1-17, including preamble, transferring unconditionally the Shares and the Debt Claim to Mitchell Rubinson. The Parties agree that Stock Pledge Agreement expires upon the execution of this Agreement by virtue of transfer of the ownership title to the subject of the pledge to Mitchell Rubinson.

                                             International Fast Food Corporation





                                              Mitchell Rubinson


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